Exhibit 99.1

RFS REPORTS FIRST QUARTER RESULTS

Memphis, Tennessee, April 30, 2003 – RFS Hotel Investors, Inc. (NYSE: RFS) today announced its operating results for the quarter ended March 31, 2003.

Net loss to common shareholders for the first quarter 2003 was $1.7 million, or $0.06 per diluted share, compared to a net loss of $8.3 million, or $0.32 per diluted share, for the first quarter 2002.  Funds from operations (FFO) for the first quarter 2003 was $5.7 million, or $0.19 per share, compared to $(2.0) million, or $(0.07) per share, for the first quarter 2002.

Beginning January 1, 2003, for all periods presented, the Company calculates FFO in accordance with the definition of FFO per the National Association of Real Estate Investment Trusts (NAREIT).  Previously, the Company adjusted FFO, as defined by NAREIT, for deferred revenue, deferred income taxes and other unusual and non-recurring transactions.  As previously reported in the Company’s first quarter 2002 earnings press release, FFO and FFO per share, using the Company’s previous definition, were $7.8 million or $0.28 per share.

EBITDA declined 15.1% from $15.4 million for the first quarter 2002 to $13.0 million for the first quarter 2003.  Approximately $0.8 million of the $2.4 million decline in EBITDA was attributable to three hotels that were undergoing substantial renovations. Exclusive of these three hotels, EBITDA declined 11.0% from $13.8 million in the first quarter of 2002, to $12.2 million in the quarter ended March 31, 2003.

Highlights

•                  Total hotel revenue declined 5.0% to $44.6 million for the quarter.

•                  Comparable hotel revenue per available room (RevPAR) declined 2.5% for the quarter.  The following represents changes in RevPAR as compared to the prior year comparable period by market segment:

Full Service	(2.5

)%

Extended Stay	(2.7

)%

Limited Service	(2.2

)%

Total	(2.5

)%

•                  The hotels excluded in the comparable statistics above are the Residence Inns in Fishkill, NY and Sacramento, CA and the Hotel Rex in San Francisco, CA.  Aggregate capital expenditures for these three hotel projects are approximately $5.8 million.

•                  The Company’s five comparable hotels in northern California (excludes the Hotel Rex in San Francisco) consisting of one in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 9.0%.  These five northern California hotels represented 14.4% of RFS’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter.

•                  Exclusive of the five northern California hotels, comparable hotel RevPAR declined 1.0% for the quarter.

•                  Hotel operating margins (hotel EBITDA as a percentage of total revenue, excluding deferred revenue), declined 3.1 percentage points to 30.9% for the quarter.

•                  The Company realized an unleveraged return on investment of 8.1% on its hotel portfolio for the twelve months ending March 31, 2003.  Based upon the Company’s approximate 37% leverage and average borrowing costs of 8.7%, the Company realized a leveraged return on investment of 7.8%.

Operating Results

Randy Churchey, president and chief operating officer, said, “The first quarter was very unusual in two respects.  First, the war in Iraq started on March 19 following several weeks of military build up.  Obviously, this served to reduce the level of economic activity generally and exacerbated already weak demand in the travel/hospitality sector.  Second, we made a conscious decision to undertake a substantial portion of our 2003 capital expenditures in the first quarter.  This impacted, in the short term, the operations of 10 hotels.  For the past three quarters, occupancy has matched or slightly exceeded the prior year while average daily rates (ADR) have declined, resulting in small decreases in RevPAR and reduced operating margins.  EBITDA at the three hotels which had a substantial number of rooms out of service declined by $0.8 million or 48.3% from the first quarter of 2002.”

Churchey went on to say, “As we have stated previously, our managers continue to focus on four things:  increasing market penetration; controlling costs; satisfying our guests; and maintaining our hotels in superb physical condition.   This is the best way to position the Company for the expected economic recovery.”

Capital

Kevin Luebbers, executive vice president and chief financial officer, stated, “Our credit statistics and balance sheet continue to be strong and compare favorably with other public hotel companies.  This is evidenced by the following statistics:

•                  Operating cash flow (EBITDA less interest expense) of $37.5 million for the trailing twelve months ended March 31, 2003.  This represents funds available for capital expenditures, debt reduction, and dividends.

•                  Total debt equal to 4.8 times trailing twelve months EBITDA, one of the least leveraged balance sheets in the industry.

•                  EBITDA for the trailing twelve months ended March 31, 2002, was 2.4 times the Company’s interest costs.

•                  No significant debt maturities until 2008.

Outlook and Dividends

Robert Solmson, chairman and chief executive officer, stated, “As we have stated previously, the Company’s earnings continue to be depressed well below historical levels.  Despite the fact that our dividend payout (total dividends as a percentage of FFO) is above historical norms, our balance sheet continues to be strong and industry experts continue to forecast a near-term recovery.  The fact that we have been very conservative in managing our balance sheet and circumspect in using shareholder capital for acquisitions or share repurchases has permitted RFS to continue paying a quarterly dividend.”

Solmson continued, “Our approach to the dividend has not changed.  It is obviously difficult to project future earnings and cash flows.  Booking cycles within the industry have shortened and geo-political events have created a cloud of uncertainty overhanging the United States and world economies.  However, we continue to believe that the lodging industry, as well as the Company’s earnings, are at or near the bottom of a cyclical trough.  Furthermore, we are heartened by the short war in Iraq.  We are in the process of reforecasting the second quarter and the balance of the year.  We will review these projections, and, as appropriate, will provide further guidance in the ensuing months.”

RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 57 hotels with 8,271 rooms located in 24 states.  RFS’s hotel portfolio is diversified by geography, brand and segment.  Leading brands under which RFS hotels are operated include Sheraton®, Residence Inn by Marriott®, Hilton®, Doubletree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®.  By segment, RFS receives approximately 36% of its EBITDA from full service hotels, 37% from extended stay hotels, and 27% from limited service hotels.  Additional information can be found on the Company’s web site at www.rfshotel.com.

RFS invites you to listen to the Company’s first quarter 2003 conference call on May 1, 2003, at 9:00 a.m. Central Time.  The dial-in number is 312-470-7040 (15 minutes prior to the start of the call); the passcode is RFS; and the leader is Bob Solmson.  The conference call will be webcast simultaneously via the Company’s website at www.rfshotel.com.  A recording of the call also will be archived and available at www.rfshotel.com.

Certain matters discussed in this press release include “forward-looking statements” within the meaning of the federal securities laws.  The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, and similar expressions, as they relate to us, are intended to identify forward-looking statements.  Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us.  Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results or expectations expressed or implied by such statements.  General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors may affect the Company’s future results, performance and achievements.  These risks and uncertainties are described in greater detail in the Company’s periodic filing with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

RFS HOTEL INVESTORS, INC.

KEY COMPANY STATISTICS

QUARTER ENDED MARCH 31, 2003

Operating Statistics

Total Revenues	$44.6	million

% Decrease in Revenues	5.0%

FFO	$5.7	million

% Decrease in FFO	27.1%

FFO per Share	$0.19

EBITDA	$13.0	million

% Decrease in EBITDA	15.1%

% of Hotel EBITDA(1)
Full Service Hotels	36%
Extended Stay Hotels	37%
Limited Service Hotels	27%

Capital Statistics

EBITDA/Interest(1)	2.4	x

EBITDA/Interest and Preferred Dividends(1)	2.4	x

Debt/EBITDA(1)	4.8	x

Percentage of fixed interest rate debt	92%

1.               EBITDA information is for the twelve months ended March 31, 2003.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2003 AND 2002

(in thousands, except per share data)

	Quarter Ended
	March 31, 2003	March 31, 2002

Revenue:
Rooms	$38,363	$40,409
Food and beverage	4,171	4,203
Other operating departments	1,409	1,593
Lease revenue (1)	1,615	1,634
Deferred revenue (1)	(987)	(1,012)
Other	39	154
Total hotel revenue	44,610	46,981

Hotel operating expenses by department:
Rooms	8,252	8,337
Food and beverage	3,001	3,161
Other operating departments	426	466
Undistributed operating expenses:
Property operating costs	5,720	5,260
Property taxes, insurance and other	2,928	3,335
Franchise costs	3,721	3,813
Maintenance and repair	2,520	2,281
Management fees	1,344	1,251
General and administrative	3,603	3,654
Total hotel operating expenses	31,515	31,558

Net hotel operating income (Hotel EBITDA)	13,095	15,423

Corporate expenses:
Depreciation	7,521	7,246
Amortization of deferred expenses and unearned compensation	649	676
Interest expense	6,658	6,044
General and administrative	1,050	1,085
Debt extinguishment and swap termination costs	—	10,122
Minority interest in loss of Operating Partnership	(140)	(795)

Loss before income taxes	(2,643)	(8,955)
Benefit from income taxes	(997)	(510)

Loss from continuing operations	(1,646)	(8,445)
Discontinued operations:
Loss from discontinued operations, net (2)	—	(75)
Loss (gain) on sale of assets	9	(972)

Net loss	(1,655)	(7,548)
Preferred stock dividends	—	(781)

Net loss applicable to common shareholders	$(1,655)	$(8,329)

Loss per diluted share	$(0.06)	$(0.32)
Weighted average common dilutive shares outstanding	28,516	25,761

(1)          Deferred revenue is recorded for the Company’s hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters.  For the quarter ended March 31, 2003 and 2002, five hotels were leased to third-party lessees, respectively.  SAB 101 has no effect on rent payments under the Company’s third-party leases or the  Company’s cash flow and no impact on full year revenue.

(2)          Represents the earnings (loss) on the Comfort Inn in Fort Mill, South Carolina which was sold on November 22, 2002.  Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the results of operations of sold hotels to be reported as discontinued operations.

RFS HOTEL INVESTORS, INC.

CALCULATION OF FFO AND EBITDA

FOR THE QUARTER ENDED MARCH 31, 2003 AND 2002

(in thousands, except per share data)

	Quarter Ended
	March 31, 2003	March 31, 2002

Funds from operations:
Net loss	$(1,655)	$(7,548)
Minority interest in loss of Operating Partnership	(140)	(795)
Loss (gain) on sale of assets	9	(972)
Depreciation (including depreciation on discontinued operations)	7,521	7,321

Funds from operations (1)	$5,735	$(1,994)

Weighted average common shares, partnership units and potential dilutive shares outstanding	30,939	28,353

FFO per share (1)	$0.19	$(0.07)

Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO, as defined by NAREIT	5,735	(1,994)
Interest expense	6,658	6,044
Amortization	649	676
Benefit from income taxes	(997)	(510)
Debt extinguishment and swap termination costs	—	10,122
Deferred revenue	987	1,012

EBITDA (2)	$13,032	$15,350

(1)          Funds from operations (“FFO”) is defined by The National Association of Real Estate Investment Trusts (NAREIT) as net income (computed in accordance with generally accepted accounting principles or GAAP), excluding extraordinary items as defined by GAAP, and gains (or losses) from sales of depreciable operating property, plus real estate related depreciation  and amortization and after comparable adjustments for the Company’s portion of these items related to unconsolidated partnerships and joint ventures.  The Company recently adopted Regulation G, Disclosure of Non-GAAP Financial Measures, and beginning with this release, will report FFO in accordance with the NAREIT definition for all periods presented. Prior to adopting Regulation G, the Company made adjustments to FFO, as defined by NAREIT, for deferred revenue, deferred income taxes and other unusual and non-recurring transactions.  Had the Company continued to report FFO as in prior years, FFO and FFO per share would have been $7,849 or $0.28 per share for the quarter ended March 31, 2002.  FFO should not be considered as an alternative to net income or loss, determined in accordance with GAAP, as an indication of the Company’s financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the company’s liquidity or is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions.  The Company’s method of calculating FFO may be different from the method used by other companies and therefore, comparability may be limited.

(2)          EBITDA is computed by adding FFO, interest expense, amortization expense, benefit from income taxes, debt extinguishment and swap termination costs and deferred revenue.  The Company uses EBITDA as a supplemental measure of performance because the Company believes it gives the reader a more complete understanding of the Company’s operating results before the impact of investing and financing transactions.  EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP.  Additionally, the Company’s method of calculating EBITDA may be different from the method used by other companies and therefore, comparability may be limited.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002

ASSETS
Investment in hotel properties, net	$592,233	$593,289
Cash and cash equivalents	3,048	1,938
Restricted cash	5,363	4,383
Accounts receivable	5,519	4,698
Deferred expenses, net	8,328	8,805
Other assets	4,069	3,712
Deferred income taxes	26,827	25,830
Total assets	$645,387	$642,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$20,181	$22,160
Borrowings on Line of Credit	24,800	6,950
Long-term obligations	279,802	284,279
Minority interest in Operating Partnership, 2,422 and 2,459 units issued andoutstanding at March 31, 2003 and December 31, 2002, respectively	27,473	28,047
Total liabilities	352,256	341,436

Commitments and contingencies

Shareholders’ equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,093 and 29,043 shares issued at March 31, 2003 and December 31, 2002, respectively	291	290
Additional paid-in capital	408,712	408,017
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(107,772)	(98,988)
Total shareholders’ equity	293,131	301,219
Total liabilities, preferred stock and shareholders’ equity	$645,387	$642,655

RFS Hotel Investors, Inc.

Market Segment Diversification

Comparable Hotels (1)

For the quarter ended March 31, 2003

	ADR		Occupancy			REVPAR
		Variance vs. 2002		Variance vs 2002			Variance vs 2002
Segment	2003		2003			2003

Full Service	$92.63	(7.5)%	63.6%	3.2 pts		$58.92	(2.5)%
Extended Stay	$89.32	(3.4)%	76.7%	0.6 pts		$68.53	(2.7)%
Limited Service	$72.40	0.3%	60.3%	(1.5 pts	)	$43.63	(2.2)%

Total	$84.51	(3.6)%	65.5%	0.8 pts		$55.35	(2.5)%

(1)          Includes 54 of the 57 hotels owned.  Excludes the Hotel Rex in San Francisco, which closed in November 2002 and reopened in late March 2003 after undergoing an earthquake retrofit and renovation, and the Residence Inns in Fishkill, NY and Sacramento, CA, which were undergoing substantial renovations resulting in meaningful rooms out of service.

RFS Hotel Investors, Inc.

Brand Diversification

Comparable Hotels (1)

	Hotel Properties	First Quarter RevPAR vs. 2002	Hotel EBITDA (1)	Percentage of Total EBITDA (1)

Marriott International, Inc.
Residence Inn	12	(3.1)%	$16,662	27%
TownePlace Suites	3	(3.6)%	2,378	4%
Courtyard	1	5.3%	907	1%
				32%
Hilton Hotels Corporation
Hampton Inn	17	(1.2)%	12,905	21%
Hilton	2	1.0%	2,268	4%
Doubletree	1	2.8%	2,171	3%
Homewood Suites	1	6.6%	574	1%
				29%
Starwood Hotels & Resorts
Sheraton	3	(4.8)%	7,337	12%
Four Points	2	3.8%	3,614	6%
				18%
Six Continents PLC
Holiday Inn	5	(1.0)%	7,516	12%
Holiday Inn Express	5	(2.2)%	3,618	6%
				18%

Top Four Franchisors	52	(1.2)%	59,950	97%
Other	2	(26.1)%	1,809	3%

Portfolio Total	54	(2.5)%	$61,759	100%

(1)               For the trailing twelve months ended March 31, 2003.  Includes 54 of the 57 hotels owned.  Excludes the Hotel Rex in San Francisco, which closed in November and reopened in late March 2003 after undergoing an earthquake retrofit and renovation, and the Residence Inns  in Fishkill, NY and Sacramento, CA, which were undergoing substantial renovations  resulting in meaningful rooms out of service.

RFS Hotel Investors, Inc.

Geographic Diversification

Comparable Hotels (1)

	Hotel Properties	First Quarter RevPAR vs. 2002	Hotel EBITDA (1)	Percentage of Total EBITDA (1)

California (see below)	8	(4.4)%	$17,251	28%
Florida	7	(3.3)%	6,748	11%
Texas	6	4.5%	6,014	10%
Michigan	3	(6.2)%	3,614	6%
Illinois	3	(2.4)%	3,392	5%
Missouri	2	7.0%	3,139	5%
Minnesota	3	(17.4)%	2,523	4%
Rhode Island	1	(4.7)%	1,666	3%
Louisiana	1	5.8%	1,662	3%
Delaware	1	9.6%	1,652	3%
Georgia	2	(13.7)%	1,631	3%
Oklahoma	2	(5.6)%	1,602	2%
Arizona	3	5.2%	1,489	2%
Nebraska	2	(3.7)%	1,449	2%
Others (2)	10	(0.8)%	7,927	13%

Portfolio Total	54	(2.5)%	$61,759	100%

California Diversification

	Hotel Properties	First Quarter RevPAR vs. 2002	Hotel EBITDA (1)	Percentage of Total EBITDA (1)

Silicon Valley	4	(11.8)%	8,242	13%
Los Angeles Area	2	3.9%	5,390	9%
San Diego	1	2.8%	2,171	4%
San Francisco	1	2.2%	1,448	2%

California Total	8	(4.4)%	$17,251	28%

(1)          For the trailing twelve months ended March 31, 2003.  Includes 54 of the 57 hotels owned.  Excludes the Hotel Rex in San Francisco, which closed in November and reopened in late March 2003 after undergoing an earthquake retrofit and renovation, and the Residence Inns in Fishkill, NY and Sacramento, CA, which were undergoing substantial renovations resulting in meaningful rooms out of service.

(2)          We own hotels in each of the following states which individually represent less than 2% of total Hotel EBITDA:  Alabama (1), Colorado (2), Indiana (1), Kentucky (1), Mississippi (1), North Carolina (1), South Carolina (1), Tennessee (1) and Wisconsin (1).

RFS Hotel Investors, Inc.

RETURN ON INVESTMENT ANALYSIS (1)

As of March 31, 2003

(Amounts in thousands)

Unleveraged Return on Investment

	Total Investment, Before Depreciation (2)	EBITDA for the TTM ended March 31, 2003	Unleveraged Return on Investment

Full Service	$364,352	$24,034	6.6%

Extended Stay	$184,594	$19,614	10.6%

Limited Service	$210,034	$18,111	8.6%

Total	$758,980	$61,759	8.1%

Leveraged Return on Investment

EBITDA for the TTM ended March 31, 2003	$61,759
Less: Interest expense	(24,734	)(3)
	$37,025

Equity investment after 37% leverage	$475,984

Leveraged Return on Investment	7.8%

(1)          For the trailing twelve months ended March 31, 2003.  Includes 54 of the 57 hotels owned.  Excludes the Hotel Rex in San Francisco, which closed in November and reopened in late March 2003 after undergoing an earthquake retrofit and renovation, and the Residence Inns in Fishkill, NY and Sacramento, CA, which were undergoing substantial renovations resulting in meaningful rooms out of service.

(2)          Total investment includes original cost and all capital expenditures since acquisition.  Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet.  However, for return on investment analysis, this amount is included in the total investment.

(3)          $304.6 million at an average annual rate of 8.7% (weighted average cost of debt at March 31, 2003).

RFS HOTEL INVESTORS, INC.

OUTSTANDING DEBT

March 31, 2003

	Balance	Interest Rate		Maturity
	(in thousands)

Line of Credit	$24,800	LIBOR + 250bp	Variable	July 2005
Senior Notes	121,220	9.75%	Fixed	March 2012
Mortgage	90,185	7.83%	Fixed	December 2008
Mortgage	17,873	8.22%	Fixed	November 2007
Mortgage	50,524	8.00%	Fixed	August 2010

	$304,602

Debt Maturities
(in millions)

2003	$2.0
2004	2.9
2005	28.0
2006	3.4
2007	19.7
Thereafter	248.7

$304.6

Weighted average maturity of fixed rate debt is 7.3 years.